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                                                                EXHIBIT 10.5.4.1

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into by and between VENTAS TRS, LLC, a Delaware limited liability company ("Seller") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Purchaser") this 27th day of December, 2002 (the "Closing Date").

                                    RECITALS:

     WHEREAS, Ventas Realty, Limited Partnership, a Delaware limited partnership ("Ventas"), has made a certain loan (the "Loan") to those entities listed on
Schedule I attached hereto, each a Delaware limited liability company (each, a "Borrower" and collectively, the "Borrowers"), pursuant to that certain Loan Agreement dated as of November 1, 2002 between Ventas and the Borrowers (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement").

     WHEREAS, the Loan is evidenced by a certain Promissory Note dated as of November 1, 2002 made by the Borrowers to Ventas (as amended, restated, replaced, supplemented or otherwise modified from time to time, the "Note").

     WHEREAS, the Note is secured by those certain liens and security interests evidenced by (i) the Mortgages as defined in the Loan Agreement (as amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the "Security Instruments"), which encumber the real properties described therein (collectively, the "Properties") and (ii) the Assignments of Leases and Rents as defined in the Loan Agreement (as amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the "Assignments of Leases and Rents").

     WHEREAS, the Loan Agreement, the Note, the Security Instruments and the Assignments of Leases and Rents, together with all other documents and instruments securing or otherwise evidencing the Loan are collectively referred to as the "Loan Documents."

     WHEREAS, the Loan Documents and the Loan were assigned by Ventas to Seller pursuant to (i) that certain Note Allonge dated as of December 1, 2002 and (ii) that certain General Assignment, dated as of December 1, 2002.

     NOW, THEREFORE, in consideration of the payment of the Purchase Price (as defined below), the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

          1. Purchase of Loan. In consideration of the payment by Purchaser to Seller by wire transfer to Seller's account on the Closing Date in immediately available funds the sum set forth on the closing statement set forth on Schedule II hereof (the "Purchase Price") and satisfaction of all of the terms and conditions set forth herein, Seller shall sell, assign and transfer on an as-is, where-is basis, without recourse, representation or warranty, expressed or implied, except the representations and warranties expressly made by Seller in favor of Purchaser herein and in the documents executed and delivered to Purchaser in connection herewith (collectively,

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the "Express Warranties"), all of Seller's right, title and interest in and to the Loan and the Loan Documents. On and prior to the Closing Date, all payments, penalties or credits received by or for the account of Seller in connection with the Loan which are due and payable on or prior to the Closing Date shall be the property of Seller without adjustment to the Purchase Price. All payments, penalties or credits received by Seller in connection with the Loan after the Closing Date, except for the receipt by Seller of the Purchase Price from Purchaser, shall be held by Seller in trust for Purchaser and promptly remitted to Purchaser in the form received by Seller, except that, with respect to all checks, drafts or other instruments, Seller shall provide all necessary endorsements, without representation, warranty or recourse, to enable Purchaser to negotiate the same.

          2. Closing. The closing shall take place at the offices of Seller's counsel on the Closing Date.

          3.   Representations and Warranties.

               3.1. Each of Seller and Ventas hereby represents and warrants to Purchaser as follows:

                    (a) Attached hereto as Exhibit A is a true, correct and complete listing of all of the Loan Documents as of the Closing Date. The Loan Documents have not been materially amended except pursuant to that certain Re-Sizing and First Amendment to Loan Documents dated as of the date hereof among Seller, Borrowers, Trans Healthcare, Inc. ("THI") and the Subsidiary Guarantors named therein (the "Re-Sizing Agreement"). To Seller's knowledge, there currently exists no default or event which, with the giving of notice or the lapse of time, or both, or at the option of Seller, would constitute a material default under any of the Loan Documents, except for (i) the potential failure of the Borrowers to complete all of the items in that certain Post Closing Obligations Agreement dated as of November 1, 2002 between the Borrowers, Ventas and THI (the "Post-Closing Obligations Agreement") by the dates required thereby (as such dates have been extended pursuant to the Re-Sizing Agreement) and (ii) the failure of the Borrowers to comply with the insurance requirements set forth in the Loan Agreement. Seller has not received any written notice as to any casualty or condemnation occurring with respect to any of the Properties.

                    (b) Seller is, and as of the Closing Date will be, the holder of the Loan and the Loan Documents, free and clear of any lien, security interest, option or other charge or encumbrance.

                    (c) As of the Closing Date, the Loan and the related Loan Documents will not be pledged or hypothecated or subject to a security interest in favor of any other person.

                    (d) As of the Closing Date, the outstanding principal balance of the Note is $49,952,682.70.

               3.2. Seller hereby represents and warrants to Purchaser as follows:

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                    (a)   Seller (i) is a limited liability company duly
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and otherwise authorized to transact business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary.

                    (b) Seller has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by Seller, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereunder have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                    (c) Neither the negotiation, execution or delivery of this Agreement by Seller nor the performance by Seller of its obligations hereunder nor the consummation by such entity of the transactions contemplated hereunder has or will (i) constitute a breach or violation under Seller's constituent documents, (ii) constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any lien upon any of Seller's properties or assets under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which any of its properties or assets are bound or (iii) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to it or any of its properties or assets, in each case except for such breaches, violations, defaults, terminations or liens that could not reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations hereunder.

                    (d) No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

                    (e) There are no actions or proceedings against, or investigations of, the Seller pending, or, to the knowledge of the Seller, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the sale of the Loan or the consummation of the transaction contemplated by this Agreement by the Seller.

                    (f) Seller is duly authorized to enter into this Agreement and to sell the Loan and the Loan Documents to Purchaser as contemplated herein.

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               3.3. The Loan is being sold in an "AS IS" condition, on a "WHERE
IS" basis and "WITH ALL FAULTS" as of the Closing Date. Except for the Express Warranties, Seller makes no warranties or representations of any type, kind, character or nature, whether expressed or implied, statutory or otherwise (the warranties provided for in the applicable Uniform Commercial Code being specifically negated), in fact or in law, or any warranties of merchantability or fitness for a particular purpose with respect to any term or condition of the Note, any Security Instrument or any of the other Loan Documents, the Loan, or with respect to any of the Properties. Without in any way limiting the generality of the foregoing, except for the Express Warranties, Seller has not made, does not make or undertake, and expressly disclaims any representation, warranty or obligation, expressed or implied, as to any characteristic or other matter affecting or related to any of the Properties. Purchaser hereby waives any such representation, warranty or obligation, expressed or implied, related to any such characteristic or matter. Without in any way limiting the generality of the foregoing, except for the Express Warranties, Seller makes no representation or warranty, whether expressed or implied, and assumes no responsibility with respect to (i) the collectability of the Note or the value of the Loan, (ii) the creditworthiness or financial condition of any Borrower or the ability of any Borrower to perform its obligations under the Loan Documents,
(iii) the due execution, validity, sufficiency, or the perfection or priority of any liens or security interests securing or appearing to secure or relating to the Loan or with respect to any property or collateral covered by such liens,
(iv) the condition of the Loan or the value or income potential of the Loan or any collateral included in the Loan Documents, (v) rights of offset, deductions, negotiability, or holder in due course status, the accuracy or completeness of the matters disclosed, represented or warranted by any party in any of the Loan Documents, (vi) the performance of the obligations of any party under any of the Loan Documents, (vii) the adequacy of the collateral described in the Loan Documents, or (viii) the existence or nonexistence of any default or event of default under any of the Loan Documents. Seller shall have no responsibility for the financial condition of any Borrower or the ability of any Borrower to perform its obligations under the Loan Documents. After the Closing Date, Purchaser shall have no recourse against Seller arising out of this Agreement, the Loan, the Loan Documents, any of the Properties or the transactions contemplated hereby or thereby, except for breaches of the Express Warranties and obligations under this Agreement to be performed after the Closing Date. Seller shall not under any circumstances have any duty to repurchase any Loan or rescind any transaction contemplated by this Agreement.

               3.4. Purchaser represents and warrants to Seller as follows:

                    (a) Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite authority to own, lease and operate its properties and to carry on its business as now being conducted and
     (iii) is duly qualified or licensed and otherwise authorized to transact business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary.

                    (b) Purchaser has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by

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     Purchaser, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereunder have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms except
     (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                    (c) Neither the negotiation, execution or delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder nor the consummation by such entity of the transactions contemplated hereunder has or will (i) constitute a breach or violation under Purchaser's constituent documents, (ii) constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any lien upon any of Purchaser's properties or assets under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Purchaser is a party or by which any of its properties or assets are bound or (iii) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to it or any of its properties or assets, in each case except for such breaches, violations, defaults, terminations or liens that could not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

                    (d) No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

                    (e) There are no actions or proceedings against, or investigations of, the Purchaser pending, or, to the knowledge of the Purchaser, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the purchase of the Loan or the consummation of the transaction contemplated by this Agreement by the Purchaser.

                    (f) Purchaser has such knowledge and experience in financial and relevant business matters so as to be capable of evaluating the merits and risks of purchasing the Loan. Purchaser is financially able to hold the Loan for long-term investment, believes that the nature of the Loan is consistent with its overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Loan. Purchaser is able to bear the economic risk of an investment in the Loan and is able to afford a complete loss of such investment. Purchaser, together with its own professional advisors, has performed its own due diligence with respect to the Loan, has reviewed the Loan Documents and the additional information supplied by Seller with respect to such Loan, and requested such additional information and undertook such additional investigations and evaluations with respect to the Loan, tax,

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     legal and other issues and any other matters, as it has deemed necessary or appropriate to make an informed investment decision to enter into this Agreement.

                    (g) Purchaser has available to it financial resources sufficient to pay the Purchase Price in cash on the Closing Date.

     All representations and warranties made by the parties in this Section shall survive the closing of this transaction and/or any termination of this Agreement.

               4. Title Insurance Policies. The priority of the lien of the Security Instruments, as of the date of issuance of the policies, is as insured by the title proforma policies (the "Title Policies") described on Exhibit B attached hereto. Purchaser shall bear full responsibility for and shall pay all costs associated with transferring and obtaining any endorsements to the Title Policies in connection with this transaction, if available.

               5. Payment of the Purchase Price. On or prior to the Closing Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds to an account specified by Seller.

               6. Closing; Execution of Documents of Transfer. On the Closing Date, simultaneously with the Purchase Price in accordance with Section 5 hereof:

                    (a) Seller shall attach to the Note an allonge (the "Allonge") executed by Seller as follows:

                    "Pay to the order of General Electric Capital Corporation without recourse, representation or warranty, except as specifically provided in that certain Purchase and Sale Agreement, dated as of December 27th, 2002 by and between Ventas TRS, LLC and General Electric Capital Corporation."

                    (b) Seller shall deliver to Purchaser the executed original Note (or, if not available, lost note affidavit), attached to which shall be the Allonge.

                    (c) Seller shall execute and deliver to Purchaser a general assignment of the Loan Documents in the form attached hereto as Exhibit D.

                    (d) Seller shall deliver to Purchaser the original executed Loan Documents, other than the Loan Documents which were sent for recording and/or filing which have not been returned by the applicable recording and/or filing office (collectively, the "Recorded Documents"). Seller shall deliver to Purchaser true and correct copies of the Recorded Documents. After the Closing Date, Seller agrees to deliver, or cause to be delivered to Purchaser, the Recorded Documents upon receipt of same from the applicable recording and/or filing office. Seller reserves the right to retain copies of the Loan Documents and the Due Diligence Items (as hereinafter defined).

                    (e) Seller shall deliver to Purchaser UCC-3 Financing Statements (or similar instruments) assigning the UCC-1 Financing Statements related to the Loan to Purchaser as secured party.

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                    (f)   Seller shall deliver to Purchaser (i) notice letters
     to be sent by Purchaser to the Cash Management Bank (as defined in the Loan Agreement) and the Collection Account Bank (as defined in the Loan Agreement), notifying the Cash Management Bank and the Collection Account Bank of the assignment of the Loan from Seller to Purchaser (ii) notice letters to be sent by Purchaser to Borrowers and the property manager, notifying the Borrowers and the property manager of the transfer of the Loan and (iii) notice letters to be sent by Purchaser to the Counterparty (as defined in that certain Collateral Assignment of Interest Rate Cap dated as on November 1, 2002) and SMBC Capital Markets, Inc. notifying such parties of the transfer of the Loan.

                    (g) Seller shall deliver to Purchaser originals (or copies, if originals are not available) of the Title Policies; surveys; zoning reports; environmental reports; engineering reports; legal opinions; insurance policies and/or certificates; UCC searches; organizational documents, good standing certificates and other customary due diligence items delivered by the Borrowers in connection with the Loan including all material documents delivered at the Closing of the Loan by the Borrowers to Ventas (collectively, the "Due Diligence Items") and copies of all notices given by Borrowers, Ventas, or Seller since the closing date of the Loan.

                    (h) Seller shall deliver to Purchaser true and correct copies of the assignments of the Recorded Documents from Ventas to Seller and shall execute and deliver to Purchaser assignments of the Recorded Documents from Seller to Purchaser, which shall be in recordable form in the applicable jurisdictions.

                    (i) Seller shall use commercially reasonable efforts to obtain and deliver an estoppel certificate from Borrowers and an estoppel certificate from Guarantors in the form agreed to by the parties.

                    (j) Purchaser is responsible for having itself substituted as loss payee on, or obtaining any additional or substitute coverage for, any risk insurance policy related to the Loan in which Seller currently is listed as a loss payee. Notwithstanding the foregoing, Purchaser shall not obtain any additional or substitute coverage which is in violation of the terms and provisions of the Intercreditor Agreement dated as of the date hereof between Ventas and Purchaser (the "Intercreditor Agreement"). Seller agrees to reasonably cooperate with Purchaser to effect such substitution.

                    (k) Purchaser shall deliver to Seller a receipt for all of the items delivered pursuant to this Section.

                    (1) Each of Seller and Purchaser shall execute and deliver to the other a release of claims in the form negotiated by the parties.

                    (m) Each of Seller and Purchaser shall execute and deliver to the other a closing statement in the form negotiated by the parties.

               7. Escrows; Loan Assumption; Indemnification. Seller holds escrows at the Cash Management Bank for the payment of real estate taxes, insurance premiums, capital expenditures, operating expenses and other expenses in the amounts set forth on Exhibit C.

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These escrow amounts do not include funds held in any account or reserve to be applied to pay amounts due on the Loan. On the Closing Date, Seller shall deliver to Purchaser a letter to be delivered to the Cash Management Bank notifying the Cash Management Bank of the transfer of the Loan and directing the Cash Management Bank to register all of Seller's right, title and interest in and to such escrows in the name of the Purchaser. Seller hereby assigns all rights, responsibilities and obligations with respect to the Loan and the Loan Documents to Purchaser, and Purchaser hereby expressly assumes all responsibilities and obligations with respect to the Loan arising on and after the Closing Date. Purchaser shall indemnify Seller, and its attorneys, successors and assigns, servicers and sub-servicers, parent, subsidiary and/or affiliated companies and the shareholders, trustees, officers, directors, partners, members, employees, agents, representatives and attorneys of all of the foregoing and their respective heirs, executors, administrators, attorneys, successors, legal representatives and assigns against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent attributable to or arising out of the duties, responsibilities, or obligations of the "Lender" under the Loan Documents existing on or arising after the Closing Date. Each of Purchaser's obligations under this Section shall survive the closing of this transaction and/or any termination of this Agreement. Seller shall indemnify Purchaser, and its attorneys, successors and assigns, servicers and sub-servicers, parent, subsidiary and/or affiliated companies and the shareholders, trustees, officers, directors, partners, members, employees, agents, representatives and attorneys of all of the foregoing and their respective heirs, executors, administrators, attorneys, successors, legal representatives and assigns against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent attributable to or arising out of the duties, responsibilities, or obligations of the "Lender" under the Loan Documents existing or arising prior to the Closing Date. Seller's obligations under this Section shall survive the closing of this transaction and/or any termination of this Agreement. By its signature below Ventas hereby agrees to guaranty the indemnification obligations of Seller under this Section.

               8. Status of Loan. Purchaser acknowledges that except for the Express Warranties (i) there may be certain issues and/or risks with respect to the Loan or the transactions related thereto that may not be disclosed by, or apparent in, the Loan Documents, (ii) Purchaser assumes the risk that adverse matters may not have been revealed by Seller or by Purchaser's inspections and investigations, (iii) Seller is not obligated to provide any documents or information to Purchaser except as set forth in Section 6, (iv) certain documents and information may exist and may not have been provided to Purchaser, including without limitation, certain documents which pertain to the certain internal correspondence, electronic mail, internal analysis, internal memoranda, general regulatory reports required to be filed by Seller and internal assessments of valuation, and that Seller makes no representations or warranties that these documents and information do not include significant and material information which, if made known to Purchaser, could have a material, significant, direct or indirect impact upon perceived, apparent or actual value of the Loan, (v) Purchaser has been given the opportunity to inspect the Loan and Loan Documents to Purchaser's complete satisfaction, and Purchaser is relying solely on Purchaser's own investigation and not on any information of any kind provided by Seller or any officer, agent or representative of Seller,
(vi) Purchaser has reviewed all of the financial or other information that Purchaser believes to be necessary to enable Purchaser to make an independent, informed judgment with respect to the creditworthiness of the Borrowers, the value and extent of the collateral for the Loan and the desirability of purchasing the Loan and (vii) Seller has no responsibility or liability for the authenticity, validity, accuracy or completeness of any financial or other information received by Purchaser concerning any Borrower or the collateral for the Loan.

               9. Payment of Expenses. Each party shall pay its respective fees, costs, expenses and disbursements relating to the transactions contemplated hereby. Purchaser shall bear the cost of all recordation fees and/or taxes associated with purchasing the Loan, including, without limitation, recording assignments of the Security Instruments, assignment of any financing statements, and any fees and/or taxes associated with other transfer documents which the parties determine are to be recorded in connection with the transactions contemplated hereby.

               10. Further Assurances. Purchaser, Seller and Ventas hereby agree to execute and deliver, both at and after the Closing Date, such instruments and take such further actions as another party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement. Without limiting the generality of the foregoing, Seller agrees that following the Closing Date, Seller shall execute any notice or instrument of transfer, assignment or conveyance reasonably requested by the Purchaser (which request is accompanied by the form of instrument sufficient to satisfy Purchaser's request) to more fully confirm or effect the transfer of the Loan. Purchaser shall pay any costs or expenses incurred by Seller in connection with this Section, other than Seller's attorneys' fees.

               11. Notices. Any notice required or permitted by or in connection with the Agreement, without implying the obligation to provide any such notice, shall be in writing at the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice by Seller or Purchaser. Any such notice shall be deemed to be effective one (1) day after dispatch if sent by overnight delivery, express mail or Federal Express or three (3) days after mailing if sent by first class mail with postage prepaid. All notices shall be considered to be effective upon receipt if accomplished by hand delivery or by facsimile (with answer back confirmation).

               If to Seller:

               Ventas TRS, LLC
               c/o Ventas, Inc.
               4360 Brownsboro Road, Suite 115
               Louisville, Kentucky 40207
               Attention: General Counsel
               Facsimile No. (502)-357-9001

               With a copy to:

               Dechert
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, Pennsylvania 19103
               Attention: David W. Forti
               Facsimile No. (215) 994-2222

               If to the Purchaser:

               General Electric Capital Corporation
               Loan No. 70004027
               2 Wisconsin Circle, Suite 400
               Chevy Chase, Maryland 20815
               Attention: Manager, Portfolio Management Group
               Facsimile No. (301) 664-9843

               With a copy to:

               General Electric Capital Corporation
               Loan No. 70004027
               100 Congress, Suite 700
               Austin, Texas 78701
               Attention: Diana Pennington, Vice President
                  and Chief Counsel, Senior Living Group
               Facsimile No. (512) 476-7832

               With a copy to:

               General Electric Capital Corporation
               Loan No. 70004027
               500 West Monroe Street
               Chicago, Illinois 60661
               Attention: Kevin McMeen, Senior Vice President
               Facsimile No. (312) 441-6755

               With a copy to:

               Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. 55 East Monroe Street, Suite 3700
               Chicago, Illinois 60603-5802
               Attention: Stephen B. Bell, Esq.
               Facsimile No. (312) 863-7431

               12. Choice of Law. The laws of the State of New York shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability thereof, and any and all issues relating to the transactions contemplated herein.

               13. Broker Fees. Purchaser and Seller each represent and warrant to the other that it has dealt with no broker, investment broker or agent in connection with the purchase of the Loan and that no commission, finders fees or other such payments are due any broker. Purchaser and Seller each hereby indemnifies and agrees to hold the other harmless from and against any and all loss, liability, cost or expense (including without limitation, court costs and reasonable attorneys' fees and expenses) that the one may suffer or sustain should the foregoing representations and warranties of the other prove inaccurate. The foregoing indemnity shall survive the closing of this transaction and/or any termination of this Agreement.

               14. Assignment. This Agreement may not be assigned by Purchaser without the prior written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion and any such assignment by Purchaser without Seller's consent shall be null and void and of no effect. This Agreement may be freely assigned by Seller without Purchaser's consent in connection with a transfer of the Loan prior to the Closing Date.

               15. Final Agreement. This Agreement (including the exhibits hereto) constitutes the final and entire agreement and understanding of the parties with respect to the purchase and sale of the Loan, and any terms and conditions not set forth in this Agreement are not a part of this Agreement and the understanding of the parties hereto may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. No variation, modification, or changes hereof shall be binding on either party hereto unless set forth in a document executed by both parties.

               16. Severability. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby to the extent that the intent of the parties hereto can be carried out absent such provision.

               17. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an enforceable document, but all of which together shall constitute one and the same document.

               18. Time of the Essence. Time is of the essence in the execution and performance of this Agreement.

               19. Rule of Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                      [Signatures begin on following page]

               IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the date first written above.

                                  SELLER:

                                  VENTAS TRS, LLC,
                                  a Delaware limited liability company


                                  By: /s/ T. Richard Riney
                                     ----------------------------
                                     Name:  T. Richard Riney
                                     Title: Executive Vice President and General
                                            Counsel

                                  Solely with respect to the representations and warranties contained in Section 3.1, the guaranty of the indemnification of Seller contained in Section 7 and the further assurances provisions contained in Section 10

                                  VENTAS REALTY, LIMITED PARTNERSHIP,
                                  a Delaware limited partnership

                                  By: Ventas, Inc.
                                      a Delaware corporation,
                                      its sole general partner


                                      By:  /s/ T. Richard Riney
                                         ----------------------------
                                         T. Richard Riney
                                         Executive Vice President/General
                                         Counsel

                                  PURCHASER:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  a Delaware corporation


                                  By: /s/ Jeffrey M. Muchmore
                                     ----------------------------
                                     Name:  Jeffrey M. Muchmore
                                     Title: VP